Exhibit 10.11
AMENDMENT NO. 2 TO THE
CORONADO GLOBAL RESOURCES INC.
EMPLOYEE STOCK PURCHASE PLAN
Coronado Global Resources Inc. (the “Company”) hereby adopts this Amendment
No. 2 (the “Amendment”) to the Company’s Employee Stock Purchase Plan (the
“Plan”) effective as of February 17, 2026.
Section 9.2 of the Plan is hereby amended in its entirety to read as follows:
“ 9.2
Further notwithstanding anything in
the Plan to the
contrary, any monies
attributable to Employee Contributions and Matching Contributions that remain in a
Participant’s Account
after the
last Purchase
Date during
a Plan
Year
for
any reason (including as a result of the application of Sections 8.2 or 9.3) shall remain
in the
Participant’s
Account as
Employee
Contributions and
Matching
Contributions, and used to purchase CDIs
on the Applicable Date unless such
Participant
withdraws from
the Plan
as provided
in Sections
11
or 26
prior to
the Applicable
Date. For
purposes of
this Section
9.2, the
“
Applicable
Date
”
shall be, as determined in the sole discretion of the Committee:
9.2.1
The first Purchase Date in
the Plan Year
following the Plan Year
in which such contributions were originally made (the “Contribution Year”); or
9.2.2
On
or after
January
1,
2026,
if
no
Plan Year
is
declared
and
in
effect
on the
first date
that
would have
been a
Purchase Date
if a
Plan
Year
had been declared immediately
following the Contribution
Year,
then such date
that would have been a Purchase Date.
Solely
for
purposes
of
allowing
such
Employee
Contributions
and
Matching
Contributions to be used to
purchase CDIs on the Applicable
Date described in
Section 9.2.2,
the
Committee
will
be
deemed
to
have
declared
a
short
Plan
Year beginning on the day after
the Contribution Year ended and ending
on the
Applicable Date described in Section 9.2.2.”
Except as specifically amended herein, the Plan shall remain unchanged, and as amended herein, shall continue in full force and effect.